Exhibit 99.1

 Chicken Soup for the Soul Entertainment Announces

Special Cash Dividend of $0.45 per Common Share

COS COB, CT – July 30, 2018 – Chicken Soup for the Soul Entertainment, Inc. (Nasdaq: CSSE), a growing media company with online video on-demand networks that provides positive and entertaining video content for all screens, today announced that its Board of Directors has declared a one-time, special dividend in the amount of $0.45 per share on its common stock, to be paid on August 10, 2018 to the stockholders of record as of the close of business on August 6, 2018.

“As we approach the first anniversary of our IPO, we decided to look at ways we could enhance the return to our shareholders,” said William J. Rouhana, Jr., chairman and chief executive officer. “We believe that our stock buyback program has been helpful in this effort but due to volume and price limitations we have not been able to buy shares at the pace we had hoped.” As of July 24, 2018, the company has repurchased 74,235 shares of common stock since the $5 million program was authorized on March 27, 2018.

“With most of the amount we allocated to the buyback still available, we decided to return this capital to our existing shareholders in the form of a special dividend that approximates the authorization remaining under our share repurchase program,” continued Rouhana.

“Our balance sheet remains strong, our business plan is on track, our Popcornflix AVOD business continues to create substantial value and we have ample access to non-dilutive capital should a need arise as we pursue new growth opportunities,” Scott W. Seaton, vice chairman said. “We have been pleased in our discussions with possible acquisition targets to learn that they are very interested in our Series A Preferred shares as acquisition currency. Using the Series A Preferred shares will free up capital that we had planned to use for these acquisitions.”

“We will continue to regularly review ways to increase near-term shareholder value as we simultaneously implement our long-term business plan,” said Rouhana.

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment, Inc. is a growing media company building online video on-demand (“VOD”) networks that provide positive and entertaining video content for all screens. The company also curates, produces and distributes long- and short-form video content that brings out the best of the human spirit, and distributes the online content of its affiliate, A Plus. The company is aggressively growing its business through a combination of organic growth, licensing and distribution arrangements, acquisitions, and strategic relationships. The company is also expanding its partnerships with sponsors, television networks and independent producers. The company’s subsidiary, Screen Media, is a leading global independent television and film distribution company that owns one of the largest independently owned television and film libraries. The company also owns Popcornflix®, a popular online advertiser-supported VOD (“AVOD”) network, and four additional AVOD networks that collectively have rights to exhibit thousands of movies and television episodes. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks (including those set forth in the offering circular) and uncertainties which could cause actual results to differ from the forward-looking statements. The company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if our underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections.

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INVESTOR RELATIONS

James Carbonara

Hayden IR

james@haydenir.com

(646) 755-7412

MEDIA CONTACT
Kate Barrette
RooneyPartners LLC
kbarrette@rooneyco.com
(212) 223-0561